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                                                                   EXHIBIT 10(u)


               ADDENDA TO EMPLOYMENT AND STOCK PURCHASE AGREEMENT
             BETWEEN WELLINGTON HALL LIMITED AND ARTHUR F. BINGHAM
                   DATED SEPTEMBER 1, 1996 (THE "AGREEMENT")



         The parties to the Agreement do hereby amend the Agreement as hereinafter set forth effective this 10th day of February, 1997:

         Paragraph 13 shall be stricken in its entirety and in lieu thereof substitute the following:

                 "13.  Stock Purchase Agreement.   Company intends to file a
         registration statement pursuant to the Securities Act of 1933, as amended, whereby Company would offer to shareholders the nontransferable right to purchase one share of Common Stock of Company at Fifty Cents (50c.) per share for each share held as of a record date established by Company and offer any remaining shares first to shareholders desiring to purchase more shares than their rights would entitle them to purchase and then to the public. Prior to the filing of such registration statement and subject to the grant of options pursuant to paragraph 14 hereof and the execution and delivery by Bingham of the letter in the form attached hereto as Attachment A, Company agrees to sell and Bingham agrees to purchase six hundred thousand (600,000) shares of common stock of Company at Fifty Cents (50c.) per share. Bingham shall not be entitled to purchase any shares in the registered offering to shareholders and the public.

                 On October 10, 1996, Bingham advanced to the Company $285,694. Upon the purchase and sale of the 600,000 shares by Bingham, Bingham shall deliver $14,306 in cash and the debt of the Company for the amount previously advanced shall be extinguished in full payment of the $300,000 purchase price for such shares. If the shares are not purchased by November 30, 1998, the amount advanced shall be repaid in full. Upon the purchase and sale of the 600,000 shares or repayment of the amount advanced, the Company shall pay Bingham interest on the amount advanced, at the applicable federal rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended, from the date of such advance to the date of purchase and sale or the date of repayment as the case may be."

         In addition to the above, paragraph 14 of the Agreement shall be stricken in its entirety and in lieu thereof substitute the following:

                 "14.  Stock Options.   Company has adopted a 1997 Stock
         Option and Restricted Stock Plan (the "Plan") and the Stock Compensation Committee that administers the Plan has agreed to grant to Bingham, prior to the filing of the filing of the registration statement and the purchase and sale of the 600,000 shares to Bingham pursuant to Paragraph 13 hereof, the following options pursuant to the
         Plan: (i) an option to purchase


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         150,000 shares of Common Stock, which option shall not qualify as an
         Incentive Stock Option as defined in the Plan and shall be on the terms and conditions substantially as set forth in the form of agreement attached hereto as Attachment B and (ii) options to purchase an aggregate of 450,000 shares at the prices and subject to the other terms and conditions substantially as set forth in the form of agreement attached hereto as Attachment C, which options are intended to qualify as Incentive Stock Options under the Plan."

         Except as herein modified the Agreement and each and every part thereof is hereby ratified and reaffirmed.

         IN WITNESS WHEREOF, the parties hereto have hereunto signed their names, and the Company has caused its name to be signed hereto by its President and attested by its Secretary and its corporate seal to be affixed, and the undersigned individual herewith expressly adopts as his seal the word "SEAL" appearing beside his signature below, all of which was done as of the date first written above.

                                       WELLINGTON HALL LIMITED



Attested:                              By: /s/ Hoyt M. Hackney, Jr.
                                           -----------------------------
                                               Hoyt M. Hackney, Jr.,
/s/ W.W. Woodruff                              President
---------------------------
Secretary

(CORPORATE SEAL)


                                       /s/ Arthur F. Bingham
                                       ---------------------------------(SEAL)
                                           Arthur F. Bingham